SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                      LEXINGTON CORPORATE PROPERTIES TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                13-3717318
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

          355 Lexington Avenue
           New York, New York                             10017
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(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. [x]                                  box. [ ]


 Securities Act registration statement file number to which this form relates:
                              File No. 333-105977.

   Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                              Name of Each Exchange on Which
Title of Each Class to be So Registered       Each Class is to be Registered
----------------------------------------  --------------------------------------

8.05% Series B Cumulative Redeemable
Preferred Stock, par value $.0001 per
share                                            New York Stock Exchange
----------------------------------------  --------------------------------------

    Securities to be registered pursuant to Section 12(g) of the Act: None.

                      INFORMATION IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           The information required by this Item 1 is set forth under the caption "Description of Series B Preferred Stock" contained in the Prospectus Supplement dated June 10, 2003, to the Prospectus dated April 10, 1998, included as part of the Registration Statement on Form S-3 (File No. 333-49351), of the Registrant, filed with the Securities and Exchange Commission (the "Commission") on April 4, 1998 and the Registration Statement on Form S-3 (File No. 333-105977) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and filed with the Commission on June 10, 2003. The Prospectus Supplement is hereby incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

           The following exhibits are filed as part of this registration statement:

3.1 Declaration of Trust of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed January 16, 1998 (the "1998 8-K")).

3.2     Bylaws of the Registrant (incorporated herein by reference to Exhibit
        3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K")).

3.3     Amendment No. 1 to Bylaws of the Registrant.

3.4 Articles Supplementary Relating to the 8.05% Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share.

4.1 Form of 8.05% Series B Cumulative Redeemable Preferred Stock certificate.

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




                                   SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            LEXINGTON CORPORATE
                                            PROPERTIES TRUST



                                            By:    /s/ Paul R. Wood
                                               ---------------------------------
                                               Name:  Paul R. Wood
                                               Title: Vice President, Chief
                                               Accounting Officer and Secretary

Date: June 17, 2003


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